Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm




Securities and Exchange Commission
Washington, DC



We consent to the use in the Registration Statement of In Veritas Medical Diagnostic, Inc. on Form SB-2 of our report dated January 25, 2005, except as to Notes 1, 3, 4, 5 and 6, which is July 28, 2005 and Notes 2 and 9, which is September 13, 2005 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" on such Prospectus.


/s/ Cordovano and Honeck LLP
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Cordovano and Honeck LLP
Denver, CO
September 14, 2005